Exhibit 99.1

FIRST QUARTER 2020 REVENUE OF $335.2 MILLION AND EARNINGS PER SHARE OF $0.42
KFORCE WITHDRAWS CURRENT 10B5-1 STOCK PURCHASE PLAN
FIRST QUARTER 2020 EARNINGS COMMENTARY WILL BE RELEASED POST-MARKET ON MAY 6, 2020
TAMPA, FL, April 20, 2020 — Kforce Inc. (Nasdaq: KFRC), a professional staffing services and solutions firm, today announced results for the first quarter of 2020 as well as other actions taken by the Firm.
David L. Dunkel, Chairman and Chief Executive Officer, commented, “The employment landscape has changed dramatically over the past few weeks. As a result, many staffing companies, predominantly clerical, light industrial and international companies, have provided negative commentary and taken significant actions to protect their businesses. In light of market conditions and in the interests of giving investors a perspective on the professional and technical market we believe it is best to release high level results early. Our first quarter results of $335 million in revenues and earnings per share of 42 cents, which were driven primarily by year-over-year growth in our technology business were aligned with our expectations. Although we have seen some impact to our business from this abrupt and unprecedented economic disruption, we believe our results provide us further confirmation of the wisdom of our strategic decision to focus our offerings in the domestic technology and professional staffing and solutions market.
We have been very acquisitive in our stock since the beginning of the year and we are sensitive to the reality that professional staffing expectations are not being meaningfully differentiated in valuations from clerical/light industrial/international staffing companies at this time. Therefore, we elected to terminate the 10b5-1 plan filed with the Securities and Exchange Commission (SEC) on March 18, 2020. The termination of this plan was effective April 16, 2020. We collectively have returned nearly $34 million in capital to our shareholders year to date through April 15, 2020 via our quarterly dividend program and share repurchases. Post our full earnings release, we will reassess our share repurchase plans. We reaffirm our current intent to continue paying quarterly dividends as we continue to generate ample cash flows and liquidity. Our balance sheet remains strong with net debt currently of approximately $68 million, which is roughly 0.7 times trailing 12 months EBITDA.
We remain excited about our future prospects given that the current crisis, in our opinion, has only strengthened the secular drivers of demand in technology as companies assess their digital transformation efforts and international outsourcing positions. We look forward to providing more insights into our results and trends on our earnings call on May 6, 2020.”
Earnings Release Information
On Wednesday, May 6, ,2020 Kforce will release earnings post-market and host a conference call at 5:00 p.m. ET to discuss these results. The dial in number is (877) 344-3890 and the conference passcode is Kforce. The prepared remarks for this call and webcast are available on the investor Relations page of the Kforce Inc. website in the Events & Presentations section.
The replay of the call will be available from 7:00 p.m. E.T. Wednesday, May 6, 2020 until May 13, 2020 at http://investor.kforce.com or by phone at (855) 859-2056 and entering ID #4695205.
About Kforce
Kforce Inc. is a professional staffing services and solutions firm that specializes in the areas of Technology and Finance and Accounting. Each year, through our network of approximately 50 offices and two national delivery centers, we provide opportunities for over 30,000 highly skilled professionals who work with over 4,000 clients, including 70% of the Fortune 100. At Kforce, our promise is to deliver great results through strategic partnership and knowledge sharing. For more information, please visit our website at http://www.kforce.com.
Michael R. Blackman, Chief Corporate Development Officer
(813) 552-2927

Cautionary Note Regarding Forward-Looking Statements
All statements in this press release, other than those of a historical nature, are forward-looking statements including, but not limited to, the time periods of our 10b5-1 trading plan and our share repurchase plan, our current intention to continue to pay quarterly dividends, the performance of the domestic technology market, and an adverse macroeconomic environment, are forward-looking statements that involve a number of risks and uncertainties. Such forward looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Factors that could cause actual results to differ materially include the following: business conditions, growth rate in temporary staffing and the general economy; competitive factors; risks due to shifts in the market demand; a reduction in the supply of consultants and candidates or the Firm’s ability to attract such individuals; the success of the Firm in attracting and retaining revenue-generating talent; the impacts (direct and indirect) of COVID-19 on our business, our consultants and employees, and the overall economy; changes in the service mix; ability of the Firm to repurchase shares; the occurrence of unanticipated expenses; the effect of adverse weather conditions; changes in our effective tax rate; changes in government regulations, laws and policies that are adverse to our businesses; risk of contract performance, delays or termination or the failure to obtain new assignments or contracts, or funding under contracts; changes in client demand and our ability to adapt to such changes; continued performance of and improvements to our enterprise information systems, and the risk factors listed from time to time in the Firm’s reports filed with the Securities and Exchange Commission, including the Firm’s Form 10-K for the fiscal year ending December 31, 2019, as well as assumptions regarding the foregoing. The terms “should,” “believe,” “estimate,” “expect,” “intend,” “anticipate,” “foresee,” “plan” and similar expressions and variations thereof contained in this press release identify certain of such forward-looking statements, which speak only as of the date of this press release. As a result, such forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Future events and actual results may differ materially from those indicated in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements and the Firm undertakes no obligation to update any forward-looking statements.